Exhibit 99.1

Liberty Global, Inc.

IMPORTANT SPECIAL MEETING INFORMATION	000004

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the tow voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [    ] [E.S.T.] on [    ], 2013.

Vote by Internet

•  Log on to the Internet and go to

    www.investorvote.com/lbtya

•  Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.

+

		For	Against	Abstain
1.	To approve the issuance of ordinary shares by Liberty Global Corporation Limited (which will be re-registered as a U.K. public limited company) to Liberty Global, Inc. and Virgin Media Inc. stockholders on the terms and conditions set out in the Agreement and Plan of Merger, dated as of February 5, 2013, among Liberty Global, Inc., certain of its subsidiaries and Virgin Media Inc.	☐	☐	☐
3.	To approve any adjournment of the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to either approve the issuance of ordinary shares in Proposal 1 or the adoption of the Agreement and Plan of Merger in Proposal 2.	☐	☐	☐

		For	Against	Abstain
2.	To adopt the Agreement and Plan of Merger, dated as of February 5, 2013, among Liberty Global, Inc., certain of its subsidiaries and Virgin Media Inc. as it may be amended from time to time.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Special Meeting Admission Ticket

Special Meeting of

Stockholders of Liberty Global, Inc.

<Day, Month Date, Year, Time> Local Time

<Location>

<Street>, Englewood, Colorado

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Liberty Global, Inc.

Notice of Special Meeting of Stockholders

Address

Proxy Solicited by Board of Directors for Special Meeting — (Date)

(Proxies Names), or any of them each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Liberty Global, Inc. to be held on (Date) or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Proposals on which to be voted appear on reverse side.)